SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wells Timberland REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-3536671
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6200 The Corners Parkway

Norcross, Georgia 30092

(Address and Zip Code of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-129651

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the Common Stock, $0.01 par value per share, of Wells Timberland REIT, Inc. (the “Company”) registered hereby is incorporated herein by reference to “Description of Shares” in the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2005 (File No. 333-129651), as amended through the date hereof.

ITEM 2.	EXHIBITS

1. Third Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-129651) filed with the Commission on April 3, 2007).

2. Articles Supplementary to the Third Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.4 to the Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-129651) filed with the Commission on February 11, 2008).

3. First Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-129651) filed with the Commission on April 3, 2007).

4. Certificate of First Amendment to the First Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-129651) filed with the Commission on February 11, 2008).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WELLS TIMBERLAND REIT, INC. (Registrant)

Date: April 28, 2008	By:	/s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President, Secretary and Treasurer